EXHIBIT 99.1

Idaho Strategic Reports Third Quarter 2024 Operating and Financial Performance

Highlighted by an 86.39% Increase in Revenue and a 376.44% Increase in Net Income – IDR Continued its Strong Financial Performance Despite Increased Exploration Expense Leading to the Discovery of the Red Star Vein

COEUR D’ALENE, Idaho, November 4, 2024 (ACCESSWIRE) – Idaho Strategic Resources, Inc. (NYSE American: IDR) (“IDR”, “Idaho Strategic” or the “Company”) today announced its consolidated operating and financial results for the second quarter ending September 30, 2024. IDR achieved an 86.39% increase in revenue and a 376.44% increase in net income compared to the second quarter of 2023. Key highlights include:

Operational Performance:	Q3 2024	% Change	Q3 2023
Ore Tonnes Processed	10,470	0.38%	10,430
Average Flotation Feed Grade (gpt)	9.32	45.40%	6.41
Ounces Produced	2,892	45.11%	1,993
All In Sustaining Cost Per Ounce ($USD)*	$1,500.86	12.53%	$1,333.73

*Adjusted all in sustaining costs excluding exploration expenses were $1,109.79 for the three-month period ending September 30, 2024.

Financial Performance ($USD):	Q3 2024	% Change	Q3 2023
Revenue	$6,153,287	86.39%	$3,301,221
Total Cost of Sales	$3,155,931	43.76%	$2,195,289
Gross Profit	$2,997,356	171.03%	$1,105,932
Net Income Attributable to IDR	$2,004,280	376.44%	$420,679
Earnings Per Share (EPS)	$0.15	400.00%	$0.03

Idaho Strategic’s CEO and President, John Swallow stated, “Congrats to our team for another good quarter. We exceeded $6m in revenue and $2m in net income, and every employee shared financially in our ‘win as you go’ philosophy. It has become increasingly apparent that our business approach, asset mix and production experience are somewhat of a rarity as we have not suffered from the “bifurcation” so many look to as an explanation instead of the possibility of having yesterday’s business plan. Considerable cash (and equivalents) were added to the balance sheet from both operations and through our ATM, and with cash levels at an all-time high I feel that we maintained a disciplined approach toward cash flow, investment, and improving the balance sheet. The opportunity to focus on the balance sheet and our savings account came largely near the end of the quarter, and as we plan for more of the same from operations some debt reduction will be added in Q4. This quarter we had three drills turning, the paste backfill (new mill) building construction, tailings permitting and other work underway. And a few of us spent much of October on the road at shows and conferences (from Toronto to WA DC to Boise). At the mine our geologists are literally buried in core and we should have six total geologists on staff by mid-November to help lighten the load, grow production potential, prepare for MGB and Eastern Star drilling, advance Lemhi Pass and continue to look to the future. Needless to say, there are a lot of moving parts at IDR and the rapid growth is being handled in a logical and straightforward manner. I have long said that not everyone comes along for the ride and sometimes you get surprised by those that run with you toward the storm - and I can say with great confidence that the entire team is engaged, looking ahead and fully turned into the wind. This is what we were built for and we continue to look into asset growth for the near-term, intermediate and over the longer term. Including taking a global view toward planting trees that may not bear fruit for some time. This was the approach and ‘common thread’ set of assumptions we began with 10 years ago and see no reason to change, except to leverage what we have learned and focus on the same, but more of it”.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Golden Chest Highlights for Q3 2024 Include:

•	At the Golden Chest, ore mined from underground stopes totaled approximately 10,500 tonnes with all of the tonnage coming from H-Vein stopes.

•	A total of 3,820 cubic meters of cemented rockfill (“CRF”) were placed during the quarter which is a new quarterly record. The Main Access Ramp (“MAR”) and associated attack ramps were advanced by approximately 154 meters during the quarter.

•	For the quarter ended September 30, 2024, a total of 10,470 dry metric tonnes (“dmt”) were processed at the Company’s New Jersey mill with a flotation feed head grade of 9.32 gpt gold and gold recovery of 93.1%.

•	An exploration program consisting of both underground and surface core drilling was continued during the third quarter. Underground drilling was focused on exploring the Klondike area and targeting the newly found Red Star zone and northerly projections of the H-vein. Surface drilling was completed in Butte Gulch and this rig was moved to the northern area of the Golden Chest. A third drill rig was moved to Wesp Gulch to drill down-dip on the Idaho fault and associated veining during the quarter.

Rare Earth Highlights for Q3 2024 Include:

•	Attended the Adamas Rare Earth Mines, Magnets and Motors Conference in Toronto, Canada during the quarter.

•	Subsequent to quarter end, Idaho Strategic representatives attended the International Rare Earth Elements Conference in Washington DC.

Notes accompanying the financial statements below can be found in the Company’s quarterly report filed this morning with the SEC on EDGAR.

Qualified person

IDR’s Vice President, Grant A. Brackebusch, P.E. is a qualified person as such term is defined under S-K 1300 and has reviewed and approved the technical information and data included in this press release.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

About Idaho Strategic Resources, Inc.

Idaho Strategic Resources (IDR) is an Idaho-based gold producer which also owns the largest rare earth elements land package in the United States. The Company’s business plan was established in anticipation of today’s volatile geopolitical and macroeconomic environment. IDR finds itself in a unique position as the only publicly traded company with growing gold production and significant blue-sky potential for rare earth elements exploration and development in one Company.

For more information on Idaho Strategic Resources, visit https://idahostrategic.com/presentation/, go to www.idahostrategic.com or call:

Travis Swallow, Investor Relations & Corporate Development

Email: tswallow@idahostrategic.com

Phone: (208) 625-9001

 Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Idaho Strategic Resources, Inc. Condensed Consolidated Statements of Operations (Unaudited) For the Three and Nine-Month Periods Ended September 30, 2024 and 2023
	September 30, 2024		September 30, 2023
	Three Months	Nine Months	Three Months	Nine Months

Revenue:
Sales of products	$6,153,287	$18,177,607	$3,301,221	$9,879,332
Total revenue	6,153,287	18,177,607	3,301,221	9,879,332

Costs of Sales:
Cost of sales and other direct production costs	2,670,417	7,825,357	1,831,847	6,079,697
Depreciation and amortization	485,514	1,443,232	363,442	1,034,521
Total costs of sales	3,155,931	9,268,589	2,195,289	7,114,218
Gross profit	2,997,356	8,909,018	1,105,932	2,765,114

Other operating expenses:
Exploration	1,185,460	2,073,364	435,439	916,250
Management	92,967	292,380	58,998	183,477
Professional services	81,663	320,889	80,856	444,899
General and administrative	203,732	543,851	117,178	504,241
(Gain) loss on disposal of equipment	(6,000)	1,431	-	(224)
Total other operating expenses	1,557,822	3,231,915	692,471	2,048,643
Operating income	1,439,534	5,677,103	413,461	716,471

Other (income) expense:
Equity (income) loss on investment in Buckskin Gold and Silver, Inc	(1,301)	(1,579)	(1,608)	(2,965)
Timber revenue net of costs	-	(19,406)	-	(20,724)
Loss on investment in equity securities	-	453	1,543	4,423
Interest income	(167,801)	(247,904)	(23,560)	(61,253)
Interest expense	37,128	83,295	33,103	52,999
Government grant income	(418,000)	(418,000)	-	-
Total other (income) expense	(549,974)	(603,141)	9,478	(27,520)

Net income	1,989,508	6,280,244	403,983	743,991
Net loss attributable to non-controlling interest	(14,772)	(53,018)	(16,696)	(65,080)
Net income attributable to Idaho Strategic Resources, Inc.	$2,004,280	$6,333,262	$420,679	$809,071

Net income per common share-basic	$0.15	$0.49	$0.03	$0.07

Weighted average common share outstanding-basic	13,111,073	12,821,279	12,256,523	12,238,172

Net income per common share-diluted	$0.15	$0.49	$0.03	$0.07

Weighted average common shares outstanding- diluted	13,259,638	13,012,689	12,263,318	12,243,055

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Idaho Strategic Resources, Inc. Condensed Consolidated Balance Sheets (Unaudited)
	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$8,392,556	$2,286,999
Investments in debt securities	3,198,452	-
Gold sales receivable	1,054,051	1,038,867
Government grant receivable	418,000	-
Inventories	971,507	876,681
Joint venture receivable	855	2,080
Investment in equity securities	-	5,649
Other current assets	405,267	236,837
Total current assets	14,440,688	4,447,113

Property, plant and equipment, net of accumulated depreciation	11,565,402	10,233,640
Mineral properties, net of accumulated amortization	10,013,290	7,898,878
Investment in Buckskin Gold and Silver, Inc	340,348	338,769
Investment in joint venture	435,000	435,000
Investments in debt securities, non-current	2,940,780	-
Reclamation bond	249,110	251,310
Deposits	842,743	285,079
Total assets	$40,827,361	$23,889,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$1,366,345	$484,221
Accrued payroll and related payroll expenses	445,848	266,670
Notes payable, current portion	802,312	978,246
Total current liabilities	2,614,505	1,729,137

Asset retirement obligations	300,602	286,648
Notes payable, long term	2,117,715	1,338,406
Total long-term liabilities	2,418,317	1,625,054

Total liabilities	5,032,822	3,354,191

Commitments Notes 5 and 9	-	-

Stockholders’ equity:
Preferred stock, no par value, 1,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, no par value, 200,000,000 shares authorized; September 30, 2024-13,462,705 and December 31, 2023- 12,397,615 shares issued and outstanding	43,929,336	34,963,739
Accumulated deficit	(10,877,376)	(17,210,638)
Total Idaho Strategic Resources, Inc stockholders’ equity	33,051,960	17,753,101
Non-controlling interest	2,742,579	2,782,497
Total stockholders' equity	35,794,539	20,535,598

Total liabilities and stockholders’ equity	$40,827,361	$23,889,789

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be covered by the safe harbor created by such sections. Often, but not always, forward-looking information can be identified by forward-looking words such as “intends”, “potential”, “believe”, “plans”, “expects”, “may”, “goal’, “assume”, “estimate”, “anticipate”, and “will” or similar words suggesting future outcomes, or other expectations, beliefs, assumptions, intentions, or statements about future events or performance. Forward-looking information includes, but are not limited to, Idaho Strategic Resources’ potential to deliver Q4 2024 financial performance that is in-line, better, or worse than Q3 2024, the potential for the Company to initiate, continue, and/or complete additional capital investments that may or may not lead to increased production, the Company’s plans to reduce debt in the Q4, the Company’s plans to increase its exploration and development efforts, the potential for Idaho Strategic’s operations to remain profitable in Q4 2024, the potential for ongoing and future drilling and exploration work to yield positive results, the potential for the Company’s planned power upgrades to be completed on time and on budget, the potential for the paste backfill system to be completed on time and on budget, the potential for the paste backfill building to serve as a future mill building, the potential for the Company to complete a drill program at Eastern Star and/or Lemhi Pass next year, and the potential monetary and operational benefits of implementing the paste backfill system. Forward-looking information is based on the opinions and estimates of Idaho Strategic Resources as of the date such information is provided and is subject to known and unknown risks, uncertainties, and other factors that may cause the actual results, level of activity, performance, or achievements of IDR to be materially different from those expressed or implied by such forward-looking information. Investors should note that IDR’s claim as the largest rare earth elements landholder in the U.S. is based on the Company’s internal review of publicly available information regarding the rare earth landholdings of select companies within the U.S., which IDR is aware of. Investors are encouraged not to rely on IDR’s claim as the largest rare earth elements landholder in the U.S. while making investment decisions. The forward-looking statement information above, and those following are applicable to both this press release, as well as the links contained within this press release. With respect to the business of Idaho Strategic Resources, these risks and uncertainties include risks relating to widespread epidemics or pandemic outbreaks; interpretations or reinterpretations of geologic information; the accuracy of historic estimates; unfavorable exploration results; inability to obtain permits required for future exploration, development or production; general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; the ability to obtain necessary future financing on acceptable terms; the ability to operate the Company’s projects; and risks associated with the mining industry such as economic factors (including future commodity prices, and energy prices), ground conditions, failure of plant, equipment, processes and transportation services to operate as anticipated, environmental risks, government regulation, actual results of current exploration and production activities, possible variations in ore grade or recovery rates, permitting timelines, capital and construction expenditures, reclamation activities. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other factors that cause results not to be as anticipated, estimated, or intended. Readers are cautioned not to place undue reliance on such information. Additional information regarding the factors that may cause actual results to differ materially from this forward‐looking information is available in Idaho Strategic Resources filings with the SEC on EDGAR. IDR does not undertake any obligation to update publicly or otherwise revise any forward-looking information whether as a result of new information, future events or other such factors which affect this information, except as required by law.

Idaho Strategic Resources, Inc.     •     201 N. 3rd Street     •     Coeur d’Alene, Idaho 83814